Exhibit 10.30

VERRA MOBILITY CORPORATION

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(For U.S. Participants – Non-Employee Directors)

Verra Mobility Corporation, a Delaware corporation  (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the Verra Mobility Corporation 2018 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:	Employee ID:

Date of Grant:

Total Number of Units:	______________	(each a “Unit”), subject to adjustment as provided by the
Restricted Stock Units Agreement.

Settlement Date:	Except as provided by the Restricted Stock Units Agreement, the date on which a Unit becomes a Vested Unit.

Vesting Start Date:	______________

Vested Units:

Except as provided in the Restricted Stock Units Agreement and provided that the Participant’s Service has not terminated prior to the applicable date, the number of Vested Units (disregarding any resulting fractional Unit) shall cumulatively increase on each respective date set forth below by the Vested Percentage set forth opposite such date, as follows: :

	Vesting Date	Vested Percentage
	Prior to first anniversary of Vesting Start Date	0%

	On the earlier of (a) first anniversary of Vesting Start Date, or (b) the date immediately prior to the next annual meeting of Company shareholders occurring after the Date of Grant	100%

Superseding Agreement:	None.

Accelerated Vesting:

Notwithstanding any other provision in this Grant Notice or the Restricted Stock Units Agreement, the Total Number of Units shall become Vested Units as of the date immediately prior to the termination of Participant’s Service on the Board by the Company for any reason other than Cause or voluntary resignation by the Participant. In the event of a Change in Control, the Total Number of Units shall become Vested Units immediately prior to, but conditioned upon, the consummation of a Change in Control.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any.  The Participant acknowledges that copies of the Plan, the Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice.  The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

VERRA MOBILITY CORPORATION	PARTICIPANT

By:
[officer name] [officer title]	Signature
Date
Address:
Address

ATTACHMENTS:      2018 Equity Incentive Plan, as amended to the Date of Grant; Restricted Stock Units Agreement and Plan Prospectus